As filed with the Securities and Exchange Commission on May 6, 2002.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AUBURN NATIONAL BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-0885779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Auburn National Bancorporation, Inc.
100 North Gay Street
Auburn, Alabama 36830
Telephone: (334) 821-9200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Auburn National Bancorporation, Inc.
C. Wayne Alderman
100 North Gay Street
Auburn, Alabama 36830
Telephone: (334) 821-9200
(Address, including zip code, and telephone number,
including area code, of agent for service)

Auburn National Bancorporation, Inc. 1994 Long-Term Incentive Plan
(Full title of the plan)

Copies to:
Ralph F. MacDonald, III
Michael L. Stevens
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30909-3424
Telephone: (404) 881-7000
Facsimile: (404) 881-4777

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.01 par value	5,000		$ 11.35(1)	$ 56,750	$ 5.22

Common Stock, $.01 par value	220,000		$13.945(2)	$3,067,900	$282.25

Aggregate	225,000	(3)			$287.47

(1)
Determined in accordance with Rule 457(h). Such computation is based on the weighted average exercise price per share covering outstanding options under the Auburn National Bancorporation, Inc. 1994 Long-Term Incentive Plan.

(2)
Determined in accordance with Rule 457(h), the registration fee is based on the average of the high and low sales prices of the registrant’s common stock reported on the Nasdaq SmallCap Market on April 30, 2002. Such computation is based on the number of shares reserved but not subject to outstanding awards under the plan.

(3)
The amount to be registered consists of 225,000 shares which may be issued pursuant to the plan, including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the plan.

PART I.    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents constituting Part I of this Registration Statement will be sent or given to participants in the plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Upon written or oral request, the registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to the registrant:

Auburn National Bancorporation, Inc.
P.O. Box 3110
Auburn, Alabama 36831-3110
Attention: Investor Relations
Telephone: (334) 821-9200
Facsimile: (334) 887-4690

PART II.    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents have been filed by the registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated by reference into this Registration Statement and are deemed to be a part hereof:

(1)    The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

(2)    All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2001.

(3)    The description of Common Stock contained in the registrant’s Registration Statement on Form 8-A (SEC File No. 0-26486), which incorporates by reference the information under the caption “Description of Capital Stock” contained in the registrant’s Registration Statement on Form SB-2 (SEC File No. 33-86180), including all amendments or reports filed by the registrant for the purpose of updating such description.

All other documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities. Not Applicable.

Item 5.    Interests of Named Experts and Counsel. Not Applicable.

Item 6.    Indemnification of Directors and Officers

The Delaware General Corporation Law (the “Delaware GCL”) and the Bylaws of the registrant permit the registrant to indemnify certain of the registrant’s directors, officers, and employees in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Under the Delaware GCL, a Delaware corporation generally is authorized to indemnify its present or former directors, officers, or employees for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and in any criminal proceeding if such person had no reasonable cause to believe his or her conduct was unlawful. However, no indemnification may be made with respect to any matter as to which the actions of such director, officer, or employee shall have been adjudged to constitute (i) a violation of criminal law unless the individual had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the individual derived an improper personal benefit; or (iii) in the case of a director, a circumstance under which the liability provisions of Section 174 of the Delaware GCL, which relates to unlawful distribution of company assets, as presently or hereinafter enacted, are applicable.

In the case of actions brought by or in the right of the registrant, indemnification may be made if the person acted in good faith, and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the registrant; provided, however, that no indemnification may be made for any claim, issue, or matter as to which such person shall have been adjudged to be liable, unless, and only to the extent that, the court in which the judgment was made or another court of competent jurisdiction determines that such a person is entitled to indemnification.

The registrant’s Certificate of Incorporation also limits or eliminates the personal liability of a director to the registrant or its stockholders for monetary damages for breach of fiduciary duty as to director to the extent provided in Delaware GCL, Section 102(b)(7).

The foregoing descriptions are general summaries only, and reference is made to the full text of the registrant’s Certificate of Incorporation and Bylaws incorporated herein by reference, and to the provisions of the Delaware GCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed. Not Applicable.

Item 8.    Exhibits

The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description
5.1	Opinion of Alston & Bird LLP
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (contained on the signature pages of this Registration Statement)

Item 9.    Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant’s Articles of Incorporation, Bylaws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn, State of Alabama, on this 3rd day of May, 2002.

AUBURN NATIONAL BANCORPORATION, INC. (Registrant)

By:	/s/ E. L. SPENCER, JR. E. L. Spencer, Jr. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Auburn National Bancorporation, Inc. (the “Company”), a Delaware corporation, for himself and not for one another, does hereby constitute and appoint E. L. Spencer, Jr. a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this Registration Statement, and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto said attorneys and either of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ E. L. Spencer, Jr. E. L. Spencer, Jr.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 3, 2002

/s/ C. Wayne Alderman C. Wayne Alderman	Director of Financial Operations (Principal Financial and Accounting Officer)	May 3, 2002

/s/ Emil F. Wright, Jr. Emil F. Wright, Jr.	Vice Chairman of the Board of Directors	May 3, 2002

Terry W. Andrus	Director

/s/ Robert W. Dumas Robert W. Dumas	Director	May 3, 2002

/s/ J. E. Evans J. E. Evans	Director	May 3, 2002

/s/ Anne M. May Anne M. May	Director	May 3, 2002

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description
5.1	Opinion of Alston & Bird LLP
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (contained on the signature pages of this Registration Statement)